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Exhibit No. 4.01 - SPECIMEN STOCK CERTIFICATE

                        INCORPORATED UNDER THE LAWS
                                   UTAH
   No. XXXX                                                   Shares XXX

                              NATEX CORPORATION

                                COMMON STOCK

THIS CERTIFIES THAT    [SPECIMEN]     IS THE OWNER OF

     ***VOID***      Shares of $.001 PAR VALUE each of the Capital Stock of

                              NATEX CORPORATION

transferable on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

     In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation this ___________ day of ___________ A.D. 19___

[Corporate Seal]

          /s/------VOID---------------    /s/-----VOID---------------
          Secretary                       President

                         Shares $.001 PAR VALUE Each